EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2008	2007
REVENUES:
Contract drilling	$165,504	$111,048
Business interruption proceeds	--	--
	165,504	111,048
COSTS AND EXPENSES:
Contract drilling	55,397	51,060
Depreciation	7,909	8,457
General and administrative	10,244	8,309
Loss on sale of equipment	48	27
	73,598	67,853
OPERATING INCOME	91,906	43,195
OTHER INCOME (EXPENSE)
Interest expense	(305)	(803)
Interest income	115	719
	(190)	(84)
INCOME BEFORE INCOME TAXES	91,716	43,111
PROVISION FOR INCOME TAXES	13,353	4,562
NET INCOME	$78,363	$38,549
EARNINGS PER COMMON SHARE:
Basic	$1.22	$0.61
Diluted	1.22	0.60
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,081	63,370
Diluted	64,332	64,324